Exhibit 12.1
                                                                    ------------


STATEMENT RE COMPUTATION OF RATIOS

This schedule contains financial information extracted from the Registrant's Financial Statements as of December 31, 2004 and 2003 and is qualified in its entirety by reference to such Financial Statements:


                                                                        December 31,          December 31,
                                                                                2004                  2003
                                                                     --------------------   -------------------
Current Ratio:

The ratio of current assets divided by current liabilities -

Current assets  (numerator)                                               $7,531,272              $950,468
Current liabilities (denominator)                                          4,149,940               713,576

   Current ratio                                                                1.81                  1.33

Working Capital:

Current Assets minus Current Liabilities

Current assets                                                            $7,531,272              $950,468
Current liabilities                                                        4,149,940               713,576

   Working Capital                                                         3,381,332               236,892

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